EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Greenbriar Corporation

We have issued our report dated March 16, 2000 accompanying the consolidated financial statements of Greenbriar Corporation and subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Grant Thornton LLP


Dallas, Texas
November 29, 2000




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